As Filed With the Securities and Exchange Commission on October 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTRALASE CORP.

(Exact name of Registrant as specified in its charter)

Delaware	38-3380954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Morgan, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STOCK OPTION PLAN

2000 STOCK INCENTIVE PLAN

2000 EXECUTIVE OPTION PLAN

2004 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Robert Palmisano

President and Chief Executive Officer

IntraLase Corp.

3 Morgan

Irvine, California 92618

(Name and address of agent for service)

(949) 859-5230

(Telephone number, including area code, of agent for service)

Copy to:

Bruce Feuchter

Stradling Yocca Carlson & Rauth, A Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock ($0.01 par value)	530,586 shares	(2)	$0.90(3)	$477,527	$61
Common Stock ($0.01 par value)	4,761,121 shares	(4)	$3.82(5)	$18,187,482	$2,304
Common Stock ($0.01 par value)	467,872 shares	(6)	$1.56(7)	$729,880	$92
Common Stock ($0.01 par value)	4,888,721 shares	(8)	$16.85(9)	$82,374,949	$10,437
	Aggregate Registration Fee:				$12,894

(1)	Pursuant to Rule 416(a), this Registration Statement shall also be deemed to cover any additional shares of the Registrant’s Common Stock, $0.01 par value per share, that become issuable under any of the plans by reason of any stock split, stock dividend or similar capital adjustment to prevent dilution resulting therefrom, as required by the provisions of the plans.

(2)	Represents 530,586 shares of Common Stock issuable upon exercise of outstanding options granted under the Amended and Restated Stock Option Plan.

(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. For the 530,586 shares of Common Stock issuable upon exercise of outstanding options granted under the Amended and Restated Stock Option Plan, the Proposed Maximum Offering Price Per Share is $0.90, which is the weighted average per share exercise price of the options granted under the Amended and Restated Stock Option Plan.

(4)	Represents 4,761,121 shares of Common Stock issuable upon exercise of outstanding options granted under the 2000 Stock Incentive Plan.

(5)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. For the 4,761,121 shares of Common Stock issuable upon exercise of outstanding options granted under the 2000 Stock Incentive Plan, the Proposed Maximum Offering Price Per Share is $3.82, which is the weighted average per share exercise price of the options granted under the 2000 Stock Incentive Plan.

(6)	Represents 467,872 shares of Common Stock issuable upon exercise of outstanding options granted under the 2000 Executive Stock Option Plan.

(7)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. For the 467,872 shares of Common Stock issuable upon exercise of outstanding options granted under the 2000 Executive Stock Option Plan, the Proposed Maximum Offering Price Per Share is $1.56, which is the weighted average per share exercise price of the options granted under the 2000 Executive Stock Option Plan.

(8)	Represents (i) 559,553 shares of Common Stock remaining available for future grants under the 2000 Stock Incentive Plan; (ii) 3,607,640 shares of Common Stock initially available for future grants under the 2004 Stock Incentive Plan; and (iii) 721,528 shares of Common Stock initially available for future grants under the Employee Stock Purchase Plan. (No additional shares of Common Stock remain available for future grants under either the Amended and Restated Stock Option Plan or under the 2000 Executive Stock Option Plan).

(9)	This estimate is made pursuant to Rules 457(c) and 457(h) solely for purposes of calculating the registration fee. For the aggregate 4,888,721 shares of Common Stock available for future grants under the 2000 Incentive Plan, the 2004 Stock Incentive Plan and the Employee Stock Purchase Plan, the Proposed Maximum Offering Price Per Share is $16.85, the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq National Market on October 18, 2004.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:

(a) The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) on October 7, 2004 relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-116016); and

(b) The description of the Common Stock of the Registrant contained in the Registrant’s Registration Statement on Form 8-A (No. 000-50939) filed with the Commission on September 14, 2004, pursuant to Section 12 of the Exchange Act of 1934 (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the Common Stock offered hereby will be passed upon for the Registrant by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California. Certain shareholders of and attorneys associated with Stradling Yocca Carlson & Rauth own or have agreed to purchase approximately 7,081 shares of the Registrant’s Common Stock.

Item 6.	Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the Delaware General Corporation Law, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or executive officer. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

Sections 145 and 102(b)(7) of the Delaware General Corporation Law provide that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful. As permitted by our Amended and Restated Bylaws, we have entered into indemnification agreements with our officers and directors.

We have directors and officers insurance policies in place, indemnifying those persons against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) which might be incurred by them in such capacities and against which they cannot be indemnified by us.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.2	2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.3	2000 Executive Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.4	2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.5	Form of Stock Option Agreement under Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.6	Form of Stock Option Agreement under 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.7	Form of Stock Option Agreement under 2000 Executive Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.8	Form of Stock Option Agreement under 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.9	Form of Restricted Stock Purchase Agreement entered into on September 2000 and March 2002 between IntraLase Corp. and certain of its officers (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.10	Form of Amendment to the Restricted Stock Purchase Agreement entered into on September 2000 and March 2002 between IntraLase Corp. and certain of its officers (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.11	2004 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche, LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

Item 9.	Undertakings

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 19th day of October, 2004.

INTRALASE CORP.

By:	/S/ ROBERT J. PALMISANO
Robert J. Palmisano President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of IntraLase Corp. do hereby constitute and appoint Robert J. Palmisano and Shelley B. Thunen, or either of them, our true and lawful attorneys-in-fact and agents, each with full power to sign for us or any of us in our names and in any and all capacities any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, and each of them with full power to do any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable IntraLase Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM J. LINK, PH.D. William J. Link, Ph.D.	Chairman of the Board	October 19, 2004

/S/ ROBERT J. PALMISANO Robert J. Palmisano	President, Chief Executive Officer and Director (principal executive officer)	October 19, 2004

/S/ SHELLEY B. THUNEN Shelley B. Thunen	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (principal financial and accounting officer)	October 19, 2004

/S/ FRANK M. FISCHER Frank M. Fischer	Director	October 19, 2004

/S/ GILBERT H. KLIMAN, M.D. Gilbert H. Kliman, M.D.	Director	October 19, 2004

/S/ MARK LORTZ Mark Lortz	Director	October 19, 2004

Donald B. Milder	Director	October 19, 2004

Thomas S. Porter	Director	October 19, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.2	2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.3	2000 Executive Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.4	2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.5	Form of Stock Option Agreement under Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.6	Form of Stock Option Agreement under 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.7	Form of Stock Option Agreement under 2000 Executive Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.8	Form of Stock Option Agreement under 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.9	Form of Restricted Stock Purchase Agreement entered into on September 2000 and March 2002 between IntraLase Corp. and certain of its officers (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.10	Form of Amendment to the Restricted Stock Purchase Agreement entered into on September 2000 and March 2002 between IntraLase Corp. and certain of its officers (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

4.11	2004 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-116016)

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche, LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages to this Registration Statement).